FIRST AMENDMENT

dated as of October 1, 2009

to the

PARTICIPATION AGREEMENT

dated August 25, 2008

by and among

PRINCIPAL VARIABLE CONTRACT FUNDS, INC.,

(formerly PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.)

PRINCIPAL FUNDS DISTRIBUTOR, INC.,

and

FARMERS NEW WORLD LIFE INSURANCE COMPANY

(together with the Schedules, as amended from time to time, the “Agreement”)

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this First Amendment (this “Amendment”).

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1.	Amendment of the Agreement

The Agreement is hereby amended by replacing Schedule A to the Agreement with Schedule A to this First Amendment.

2.	Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3.	Miscellaneous

(a)	Entire Agreement; Restatement.

(i)	This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)	Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Washington (without reference to choice of law doctrine).

IN WITNESS WHEREOF the parties have executed this Amendment on the respective dates specified below with effect from the date specified first on the first page of this Amendment.

FARMERS NEW WORLD LIFE INSURANCE COMPANY, on its behalf and on behalf of each Account named in Schedule A, as may be amended from time to time.	PRINCIPAL VARIABLE CONTRACT FUNDS, INC., on its behalf and on behalf of each Fund named in Schedule A, as may be amended from time to time.

By:	By:
Name:	Name:
Title:	Title:

PRINCIPAL FUNDS DISTRIBUTOR, INC.

By:
Name:
Title:

Schedule A (effective as of October 1, 2009)

Accounts, Contracts, and Funds

Name of Account and Date Established by Board	Contracts Supported by Separate Account
Farmers Annuity Separate Account A (4/6/99)	• Farmers Variable Annuity

Farmers Variable Life Separate Account A (4/6/99)	• Farmers Variable Universal Life • Accumulator VUL • Farmers EssentialLife Variable Universal Life

Class 2 Shares of the following Funds of Principal Variable Contract Funds, Inc. (“PVC”) will be made available to the Company as the sponsor of the Accounts:

Principal Variable Contract Funds, Inc. – Equity Funds

PVC Diversified International Account

Accumulator VUL

PVC Equity Income Account

Accumulator VUL

Farmers Variable Annuity

Farmers Variable Universal Life

PVC LargeCap Growth Account

Accumulator VUL

PVC LargeCap Blend Account II

Accumulator VUL

PVC MidCap Stock Account1

Accumulator VUL

Farmers Variable Annuity

Farmers Variable Universal Life

PVC MidCap Blend Account

Accumulator VUL

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SmallCapGrowth Account II

Accumulator VUL

Farmers Variable Annuity

Farmers Variable Universal Life

PVC Principal Capital Appreciation Account

Accumulator VUL

1 PVC MidCap Stock Account is scheduled to merge into PVC MidCap Blend Account on or about October 23, 2009. PVC MidCap Stock Account will not be subject to this Agreement after the merger.

Farmers Variable Annuity

Farmers Variable Universal Life

Principal Variable Contract Funds, Inc. – Fixed Income Funds

PVC Income Account

Accumulator VUL

PVC Money Market Account

Accumulator VUL

PVC Mortgage Securities Account

Accumulator VUL

PVC Short-Term Income Account

Accumulator VUL

Principal Variable Contract Funds, Inc. – Strategic Asset Management (SAM) Portfolios

PVC SAM Balanced Portfolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SAM Conservative Balanced Portolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SAM Conservative Growth Portfolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SAM Flexible Income Portfolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life

PVC SAM Strategic Growth Portfolio

Accumulator VUL

Farmers EssentialLife Variable Universal Life

Farmers Variable Annuity

Farmers Variable Universal Life